SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549





                            FORM 8-K


                         CURRENT REPORT


                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934





Date  of  Report (Date of earliest event reported)        October
10, 1997


         DEAN WITTER REALTY INCOME PARTNERSHIP I, L.P.
     (Exact name of registrant as specified in its charter)


          Delaware              0-13260           13-3174553
(State or other jurisdiction  (Commission     (I.R.S. Employer
    of incorporation)         File Number)   Identification No.)


     Two    World    Trade   Center,   New   York,    New    York
10048
        (Address     of     principal     executive      offices)
(Zip Code)


Registrant's telephone number, including area code(212) 392-1054



 (Former name or former address, if changed since last report)

     Item 2.  Acquisition or Disposition of Assets

     Pursuant to a Purchase and Sale Agreement dated as of September 8, 1997, the Partnership entered into an agreement with Great Lakes REIT, L.P., an unaffiliated party, to sell the land and building which comprise the Arlington Business Center property for a negotiated sale price of $5.2 million.

     The closing of the sale took place on October 10, 1997.
     At   closing,  the  Partnership  received  proceeds  of
     approximately $4.4 million, net of closing costs and other deductions.


     Item 7.  Financial Statements and Exhibits

     (b) Pro Forma Financial Information

          (1)        Pro Forma Balance Sheet as of July  31,
     1997.

          (2)   Pro  Forma Statements of Operations for the  year
ended  October                      31, 1996 and the nine  months
ended July 31, 1997.

     (c) Exhibits

         (1)        Purchase  and  Sale Agreement,  dated  as  of
      September  8, 1997,                 with respect    to  the
      sale      of     the     Arlington     Business      Center
      property.
                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange
     Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        DEAN  WITTER REALTY INCOME PARTNERSHIP
     I, L.P.


                    By: Dean Witter Realty Income Properties
     I, Inc.
                       Managing General Partner



                   By: /s/E. Davisson Hardman, Jr,
                       E. Davisson Hardman, Jr.
                       President




Date:  October 24, 1997

         Dean Witter Realty Income Partnership I, L.P.
              Pro Forma Consolidated Balance Sheet
                      As of July 31, 1997


The   following  unaudited  pro  forma  balance  sheet  has  been presented as if the Arlington Business Center property  was  sold as  of  July 31, 1997.  The pro forma adjustments reflect a)  the net  cash proceeds from the sale, b) the elimination of  the  net carrying  value of the property from real estate held  for  sale, and  c)  the elimination of other assets and liabilities relating to the property sold.


                                      Pro Forma
                         Historical  Adjustments    Pro Forma
ASSETS
  Real estate           $26,586,924        -      $26,586,924

  Real estate held for sale 2,982,030$(2,982,030)       -

  Cash and cash equivalents1,699,576 4,600,000      6,299,576

  Other assets            1,534,020    (380,411)    1,153,609
                        $32,802,550 $1,237,559    $34,040,109



LIABILITIES AND PARTNERS' CAPITAL

  Accounts payable and other
    liabilities         $   986,252 $  (444,454)  $   541,798

  Total partners' capital31,816,298  1,682,013     33,498,311

                       $ 32,802,550$ 1,237,559   $ 34,040,109

         Dean Witter Realty Income Partnership I, L.P.
           Pro Forma Consolidated Statement of Income
              For the year ended October 31, 1996


The  following  unaudited  pro forma  consolidated  statement  of operations has been presented as if the Arlington Business Center
property  was  sold  as  of November  1,  1995.   The  pro  forma
adjustments reflect the elimination of rental and other revenues, property  operating expenses, and depreciation  and  amortization
expenses   relating  to  the  property  sold.   The   pro   forma
adjustments do not reflect the Partnership's nonrecurring gain on the sale of the property.


                                   Pro Forma
                    Historical   Adjustments    Pro Forma
Revenues:
  Rental           $7,013,164   $(1,271,750)  $5,741,414
  Gain on sale of real estate683,471  -           683,471
  Equity in earnings of
   joint venture      589,362         -          589,362
  Interest and other   207,740          (942)    206,798
                     8,493,737   (1,272,692)   7,221,045
Expenses:

  Property operating3,085,939      (745,109)   2,340,830
  Interest            218,159         -          218,159
  Depreciation      1,745,666      (218,173)   1,527,493
  Amortization         138,008      (47,172)       90,836
  General and administrative  403,546     -      403,546
  Loss on impairment of
    real estate     8,510,000          -       8,510,000
                   14,101,318    (1,010,454)  13,090,864

Net loss          $(5,607,581)  $  (262,238)  $(5,869,819)

Net loss per
  Unit of Limited
  Partnership interest$    (53.66)$     (2.54)$    (56.20)

         Dean Witter Realty Income Partnership I, L.P.
         Pro Forma Consolidated Statement of Operations
            For the nine months ended July 31, 1997


The  following  unaudited  pro forma  consolidated  statement  of operations has been presented as if the Arlington Business Center
property  was  sold  as  of November  1,  1996.   The  pro  forma
adjustments reflect the elimination of rental and other revenues, property  operating  expenses and depreciation  and  amortization expenses relating to the property sold. The pro forma adjustments do not reflect the Partnership's nonrecurring gain on the sale of the property.


                                 Pro Forma
                    Historical   Adjustments    Pro Forma
Revenues:
  Rental          $ 4,798,148   $  (974,806) $ 3,823,342
  Equity in earnings of
   joint venture    2,425,949          -       2,425,949
  Interest and other   191,176       (1,069)     190,107
                    7,415,273      (975,875)   6,439,398
Expenses:

  Property operating2,171,988      (551,560)    1,620,428
  Depreciation        940,389      (102,885)      837,504
  Amortization         94,172       (26,878)      67,294
  General and administrative  352,067       -       352,067
                    3,558,616      (681,323)   2,877,293


Net income        $ 3,856,657   $  (294,552) $ 3,562,105

Net income per
  Unit of Limited
  Partnership interest$     39.63 $     (2.86)$     36.77



Exhibit Index for Dean Witter Realty Income Partnership I, L.P.



Exhibit
  No.              Description

(2)                Purchase and Sale Agreement,
                   dated as of September 8, 1997
                   with respect to the sale of
                   the Arlington Business Center
                   property.


























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